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                                                                   EXHIBIT 10.2b


                        AMENDMENT TO STANDSTILL AGREEMENT

         This Amendment to Standstill Agreement (the "Amendment") is entered into by and between Paul Chopra, an individual ("Chopra"), on the one hand, and COHR Inc., a Delaware corporation ("COHR"), on the other hand. (Chopra and COHR are collectively referred to as "the Parties".) The Effective Date of this Amendment is November 10, 1998.

                                    Recitals

         A. The Parties entered into a Standstill Agreement dated April 3, 1998.

         B. The Ending Date of that Standstill Agreement was November 10, 1998.

         C. The Parties have agreed that the Standstill Agreement Effective Period should be extended to a new Ending Date pursuant to the terms set forth herein.

                                    Agreement

         1.       Ending Date

         The "Ending Date" of the Standstill Agreement shall be amended to be the earliest of the following:

         (a) Fourteen (14) days following the date on which either party gives written notice to the other party that it is terminating this Agreement; or

         (b) January 31, 1999. All rights and obligations existing prior to this Amendment (except as revised herein or by separate written agreement) or arising under this Amendment shall survive the termination of this Agreement.

         2.       Certain Continuing Benefits

         (a) The Standstill Agreement paragraph 4(b) is amended to provide for a salary of $5,000 per month (rather than the $10,000 per month previously provided) from the Effective Date of this Amendment onward.

         (b) All other terms and conditions of the Standstill Agreement continue in effect.

         3.       Options

         (a) Except as set forth in paragraph 3(b) below, Chopra hereby forfeits and returns to COHR all currently outstanding stock options, vested and unvested, granted to him under COHR's various stock option plans, including but not limited to options for the purchase of (1) 20,000 shares, granted on or about March 17, 1997, (2) 65,000 shares, granted on or about July 20, 1997, and
(3) 97,500 shares (of the total of 230,000 granted, of which 195,000 remain unexercised) granted on or about February 22, 1996. It is agreed that all such options are cancelled.



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         (b) Chopra retains whatever rights he currently has with respect to an option to purchase 97,500 shares (of the total option for 230,000 shares originally granted, of which 195,000 remain unexercised), granted by COHR on or about February 22, 1996.

         4.       Integration

         The Standstill Agreement and this Amendment thereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, commitments and practices, whether written or oral, except that the Standstill Agreement and this Amendment thereto are an amendment of that certain Employment Agreement dated January 1, 1996. No amendments to the Standstill Agreement and this Amendment thereto may be made except by a writing signed by both parties.

         This Amendment may be executed in counterparts, each of which will be an original agreement. The undersigned have executed this Agreement as of the date first above written.

Chopra                                        COHR Inc.


/s/ Paul Chopra                               By   /s/ Stephen Gamble
------------------------------                    -----------------------------
Paul Chopra                                       Stephen Gamble



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